UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: February 14, 2011
Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MD	814-00659	43-2048643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)
10 East 40th Street, 44th Floor, New York, New York 10016
(Address of principal executive offices)
(212) 448-0702
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 14, 2011, Prospect Capital Corporation issued a press release announcing that it priced a private offering of $150 million aggregate principal amount of convertible senior notes due 2016. Prospect has also granted the initial purchasers an option to purchase up to an additional $22.5 million principal amount of the convertible senior notes due 2016 to cover over-allotments, if any. Closing is subject to a number of customary closing conditions. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.
Item 9.01 Financial Statement and Exhibits
(d) Exhibits
99.1	Press release, dated February 14, 2011 announcing the pricing of convertible senior notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation
By.	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	Chief Operating Officer

Date: February 14, 2011